UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2004

AMERICA ONLINE LATIN AMERICA, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-31181	65-0963212

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6600 N. Andrews Avenue, Suite 400, Fort Lauderdale, Florida	33309

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 689-3000

Item 5. Other Events and Regulation FD Disclosure. This Form 8-K addresses certain inaccuracies in a recent press report in the Latin American media concerning America Online Latin America, Inc. (“AOLA”) and its membership levels in Mexico and its projected cash flow breakeven date. As previously stated, AOLA had an aggregate of 462,000 members at December 31, 2003 in Mexico, Brazil, Argentina and Puerto Rico. AOLA does not report membership levels on a per country basis. In addition, AOLA believes that its cash on hand will be sufficient to fund operations into the first quarter of 2005 based on its current operating budget and does not expect to reach cash flow breakeven for at least the next twelve months, although it does expect to have reduced losses in 2004.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

America Online Latin America, Inc. (Registrant)
Date: April 15, 2004	/s/ Charles M. Herington
Charles M. Herington
President and Chief Executive Officers

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